FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), is executed this 30th day of August, 2006, by and between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

R E C I T A L S

A.           Borrower and Lender are parties to a Second Amended and Restated Credit Agreement, dated as of August 7, 2003 (the "Credit Agreement"), pursuant to which Lender has agreed to make loans up to $7,000,000 to Borrower on the terms and subject to the conditions set forth therein. The Credit Agreement was amended by the terms of that certain First Amendment to Second Amended and Restated Credit Agreement dated May 6, 2004 (the "First Amendment"), that certain Second Amendment to Second Amended and Restated Credit Agreement dated April 29, 2005 (the "Second Amendment") and, that certain Third Amendment to Second Amended and Restated Credit Agreement dated April 25, 2006 (the "Third Amendment").

B.           Borrower desires to further modify certain terms and conditions of the Credit Agreement, and Lender is willing to agree to the modifications contained in this Amendment, on the terms and conditions set forth herein.

C.           Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned to those terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.            AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

(i)         Definitions. Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

"Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, and any other instruments or documents evidencing, securing or relating to the Loans.

"Notes" shall mean the Revolving Credit Note and the Term Loan Note.

"Revolving Credit Note" shall mean the Fourth Amended and Restated Revolving Credit Note of the Borrower evidencing the Revolving Loans, in substantially the form of Exhibit A to the Fourth Amendment to this Agreement.

"Security Agreement" means the Third Amended and Restated Security Agreement dated as of the date of this Agreement, as such document may be amended, restated, or supplemented from time to time.

"Term Loan" shall mean the term loan made by Lender to the Borrower pursuant to Section 2.1(b).

"Term Loan Maturity Date" shall mean September 30, 2011.

"Term Loan Note" shall mean the Term Loan Note of the Borrower evidencing the Term Loan, in substantially the form of Exhibit B to the Fourth Amendment to this Agreement.

(ii)        Addition of Term Loan Facility. Sections 2.1 and 2.2 of the Credit Agreement are hereby amended to read in their entireties as follows:

"SECTION 2.1 Revolving Loans and Term Loan.

(a)         Revolving Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make Revolving Loans to the Borrower, at any time and from time to time and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Loan Commitment in accordance with the terms hereof, in an amount not to exceed the Revolving Loan Commitment. Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

(b)         Term Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make a single advance in the amount of up to $5,000,000 (the "Term Loan") to the Borrower, on the date requested by the Borrower following effectiveness of the Fourth Amendment to this Agreement, but in any event no later than September 30, 2006.

(c)         LIBOR and Base Rate. The Term Loan and each advance under the Revolving Loan Commitment (each such advance is referred to herein as a "Loan") shall constitute either a LIBOR Rate Loan or a Base Rate Loan, subject to the following conditions:

(1)        Each Loan that is made or continued as a LIBOR Rate Loan shall be made or continued on such Business Day, in such amount (equal to $100,000.00 or an integral multiple thereto), and with such an Interest Period as the Borrower shall request by written notice given to the Lender no later than 11:00 a.m. (Denver, Colorado time) on the third Business Day prior to the date of disbursement or continuation of the requested LIBOR Rate Loan. Each written notice of any LIBOR Rate Loan shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of any failure by the Borrower to consummate such

LIBOR Rate Loan, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Lender to fund the LIBOR Rate Loan. A certificate as to the amount of such loss or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error. In the event that the Borrower fails to provide the Lender with the required written notice, the Borrower shall be deemed to have given a written notice that such LIBOR Rate Loan shall be converted to a Base Rate Loan on the last day of the applicable Interest Period. In no event shall the Borrower be permitted to select a LIBOR Rate Loan having an Interest Period ending after the Maturity Date;

(2)        Each Loan that is made as a Base Rate Loan shall be made on such Business Day and in such amount as the Borrower shall request by written notice given to the Lender no later than 11:00 a.m. (Denver, Colorado time) on the date of disbursement of the requested Base Rate Loan.

SECTION 2.2 Notes.

(a)         The Revolving Loans shall be evidenced by the Revolving Credit Note. The Revolving Credit Note shall be a master note, and the principal amount of all Revolving Loans outstanding shall be evidenced by the Revolving Credit Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on the Revolving Credit Note.

(b)        The Term Loan shall be evidenced by the Term Loan Note. The principal amount of the Term Loan outstanding shall be evidenced by the Tern Loan Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on the Term Loan Note."

(iii)       Repayment of Loans. Section 2.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

"SECTION 2.4 Notation of Loan Amounts; Repayment of Loans.

(a)         Notation of Loan Amounts. Each Note shall bear interest from the date of the advances thereunder on the outstanding principal balance thereof as set forth in Section 2.6. The Lender shall, and is hereby authorized by the Borrower to, endorse on a schedule attached to each Note (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan, each payment and prepayment of principal of the Loans, each payment of interest on the Loans and the other information provided for on such schedule; provided, however, that the failure of the Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay any Loans in accordance with the terms of this Agreement and the Notes.

(b)         Repayment of Revolving Loans. Upon the Revolving Credit Maturity Date or upon the earlier termination of this Agreement, the entire outstanding principal balance of the Revolving Credit Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full.

(c)         Repayment of Term Loan. The principal balance of the Term Loan Note shall be repayable as follows:

(1)        In equal quarterly installments in an amount equal to one-twentieth (1/20) of the aggregate amount advanced under the Term Loan Note, which installments shall be due beginning on December 31, 2006, and on the last day of each quarter thereafter; and

(2)        Upon the Term Loan Maturity Date or upon the earlier termination of this Agreement, the entire outstanding principal balance of the Term Loan Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full."

(iii)       Use of Proceeds. Section 5.8 of the Credit Agreement is hereby amended to read in its entirety as follows:

"SECTION 5.8 Use of Proceeds. Use the proceeds of the Revolving Loans only for working capital and for other general corporate purposes, and use the proceeds of the Term Loan only for repurchase of outstanding common stock of the Borrower."

2.          LOAN DOCUMENT AMENDMENTS. Each of the other Loan Documents is hereby amended to conform to the amendments to the Credit Agreement as set forth in Paragraph 1.

3.            DOCUMENT RATIFICATION. Subject to the amendments set forth in Paragraph 1 above, all of the terms and conditions contained in the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

4.            CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with a Third Amended and Restated Security Agreement, a Fourth Amended and Restated Revolving Credit Note, and a Term Loan Note, each properly executed by the Borrower, and each in substance and form acceptable to the Lender:

5.            RELEASE. The execution of this Amendment by Lender does not and shall not constitute a waiver of any rights or remedies to which Lender is entitled pursuant to the Credit Agreement or the other Loan Documents, nor shall the same constitute a waiver of any default now existing or which may occur in the future with respect to the Credit Agreement or the other Loan Documents. Borrower hereby agrees that Lender has fully performed its obligations pursuant to the Credit Agreement and the other Loan Documents through the date hereof and hereby waives, releases and relinquishes any and all claims whatsoever, known or unknown, that it may have against Lender with respect to the Credit Agreement or the other Loan Documents through the date hereof.

6.            PAYMENT OF COSTS AND FEES. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this Amendment, including, without limitation, reasonable attorneys' fees.

7.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. Borrower represents, warrants and covenants to Lender:

(a)          No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

(b)          There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

(c)          Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

(d)          Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

(e)          The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

(f)           Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment, including, but not limited to execution and delivery of the Term Note in the form attached hereto as Exhibit A.

8.            CONTROLLING LAW. The terms and provisions of this Amendment shall be construed in accordance with and governed by the laws of the State of Colorado.

9.            BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

10.          CAPTIONS. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

11.          COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages.

[SIGNATURE PAGE TO FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation

By:	/s/ Dennis Genty
Dennis Genty, Chief Financial Officer

LENDER:

KEYBANK NATIONAL ASSOCIATION,  a national banking association

By:	/s/ Joseph Nimmons

                Joseph Nimmons, Vice President

EXHIBIT A

FOURTH AMENDED AND RESTATED REVOLVING CREDIT NOTE

$7,000,000	Denver, Colorado
August 30, 2006

FOR VALUE RECEIVED, the undersigned, BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower"), whose address is 3801 E. Florida Ave., Suite 508, Denver, Colorado 80210, promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Lender"), at its office at 1675 Broadway, Suite 500, Denver, Colorado 80202 (or at such other place as Lender shall designate in writing), in lawful money of the United States of America, the principal sum of Seven Million Dollars ($7,000,000) or so much thereof as may be advanced by Lender and remain unpaid from time to time, pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated May 6, 2004 (as amended) to which the Borrower and Lender are parties (as the same may from time to time be amended or supplemented, the "Credit Agreement"), together with interest on said principal sum or such part thereof advanced by Lender, from the date of each advance made by Lender (an "Advance") until repaid in full, at the rate and at the times set forth in the Credit Agreement. The loan evidenced by this Note is a revolving loan, whereby the Borrower may borrow, repay and reborrow the principal indebtedness evidenced hereby.

1.            Credit Agreement. This Note (the "Note") is the Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof. The proceeds of this Note have been advanced for the uses specified in the Credit Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Credit Agreement.

2.            Interest and Payments. The outstanding principal balance of this Note shall bear interest, from the date of each Advance made by Lender until repaid in full, at the rate specified in the Credit Agreement, which interest shall be due and payable, in arrears, as provided in the Credit Agreement. Upon the Revolving Credit Maturity Date or upon the earlier termination of the Credit Agreement, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full. The Borrower shall have the right to prepay the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, in full or in part, as set forth in the Credit Agreement. All payments of principal, interest and any other sums on this Note due from the Borrower to Lender shall be made to Lender in lawful money of the United States of America in the manner set forth in the Credit Agreement.

3.            Application of Proceeds. All payments hereunder by Borrower shall be applied by Lender:

First, to the payment of all reimbursable expenses, liabilities and advances made or incurred by Lender in connection herewith including reasonable attorneys fees incurred in connection with any enforcement action taken with respect to this Note;

Second, to the payment of any other amounts due (other than principal and interest) under this Note or the Credit Agreement;

Third, to the payment of all interest accrued and unpaid on the outstanding indebtedness; and

Fourth, to the payment of the outstanding principal balance of the outstanding indebtedness.

4.            Default. Time is of the essence hereof. The occurrence of any Event of Default under the Credit Agreement shall be a default hereunder and, upon the occurrence of any such default, the payment of all principal, interest and any other sums due in accordance with the terms of this Note shall, at the option of Lender, be accelerated and such principal, interest and other sums shall be immediately due and payable without notice or demand, and Lender shall have the option to foreclose or to require foreclosure of any or all liens and security interests securing the payment hereof and/or to exercise any other rights and remedies available to Lender hereunder or under the Credit Agreement. From and after an Event of Default, the outstanding principal balance shall accrue interest at the Default Rate.

5.            Governing Law. As additional consideration for the extension of credit, Borrower understands and agrees that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado. The parties consent to the personal jurisdiction of the courts and the venue specified in the Credit Agreement.

6.            Maximum Interest. The provisions of this Note are hereby expressly limited so that in no event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned hereunder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision of this Note shall, at the time of performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal (whether or not then due) or at the option of Lender be paid over to the Borrower, and not to the payment of Interest.

7.	Miscellaneous Provisions.

(a)          The Borrower hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of Lender to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

(b)          This Note and each payment of principal and interest hereunder shall be paid when due without deduction or setoff of any kind or nature or for any costs whatsoever.

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(c)          The Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with Lender's collection of payments due from Borrower hereunder.

(d)          The Borrower agrees that Lender may from time to time extend the maturity of this Note or the time any payment is due under this Note and may accept further security or release security for the payment of this Note, without in any way affecting any obligations of the Borrower to Lender.

(e)          This Fourth Amended and Restated Revolving Credit Note restates and replaces in its entirety the Third Amended and Restated Revolving Credit Note dated April 25, 2006 in the principal amount of $7,000,000.

IN WITNESS WHEREOF, the Borrower has executed this Note to be effective as of the day and year first-above written.

BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation

By:	/s/ Dennis Genty
Dennis Genty, Chief Financial Officer

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EXHIBIT B

TERM LOAN NOTE

$5,000,000	Denver, Colorado
August 30, 2006

FOR VALUE RECEIVED, the undersigned, BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower"), whose address is 3801 E. Florida Ave., Suite 508, Denver, Colorado 80210, promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Lender"), at its office at 1675 Broadway, Suite 500, Denver, Colorado 80202 (or at such other place as Lender shall designate in writing), in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000) or so much thereof as may be advanced by Lender and remain unpaid from time to time, pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated May 6, 2004 (as amended) to which the Borrower and Lender are parties (as the same may from time to time be amended or supplemented, the "Credit Agreement"), together with interest on said principal sum or such part thereof advanced by Lender, from the date of each advance made by Lender (an "Advance") until repaid in full, at the rate and at the times set forth in the Credit Agreement.

1.            Credit Agreement. This Note (the "Note") is the Term Loan Note referred to in the Credit Agreement and is entitled to the benefits thereof. The proceeds of this Note have been advanced for the uses specified in the Credit Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Credit Agreement.

2.            Interest and Payments. The outstanding principal balance of this Note shall bear interest, from the date of each Advance made by Lender until repaid in full, at the rate specified in the Credit Agreement, which interest shall be due and payable, in arrears, as provided in the Credit Agreement. Principal payments shall be due and payable as provided in the Credit Agreement. Upon the Term Loan Maturity Date or upon the earlier termination of the Credit Agreement, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full. The Borrower shall have the right to prepay the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, in full or in part, as set forth in the Credit Agreement. All payments of principal, interest and any other sums on this Note due from the Borrower to Lender shall be made to Lender in lawful money of the United States of America in the manner set forth in the Credit Agreement.

3.            Application of Proceeds. All payments hereunder by Borrower shall be applied by Lender:

First, to the payment of all reimbursable expenses, liabilities and advances made or incurred by Lender in connection herewith including reasonable attorneys fees incurred in connection with any enforcement action taken with respect to this Note;

Second, to the payment of any other amounts due (other than principal and interest) under this Note or the Credit Agreement;

Third, to the payment of all interest accrued and unpaid on the outstanding indebtedness; and

Fourth, to the payment of the outstanding principal balance of the outstanding indebtedness.

4.            Default. Time is of the essence hereof. The occurrence of any Event of Default under the Credit Agreement shall be a default hereunder and, upon the occurrence of any such default, the payment of all principal, interest and any other sums due in accordance with the terms of this Note shall, at the option of Lender, be accelerated and such principal, interest and other sums shall be immediately due and payable without notice or demand, and Lender shall have the option to foreclose or to require foreclosure of any or all liens and security interests securing the payment hereof and/or to exercise any other rights and remedies available to Lender hereunder or under the Credit Agreement. From and after an Event of Default, the outstanding principal balance shall accrue interest at the Default Rate.

5.            Governing Law. As additional consideration for the extension of credit, Borrower understands and agrees that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado. The parties consent to the personal jurisdiction of the courts and the venue specified in the Credit Agreement.

6.            Maximum Interest. The provisions of this Note are hereby expressly limited so that in no event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned hereunder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision of this Note shall, at the time of performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal (whether or not then due) or at the option of Lender be paid over to the Borrower, and not to the payment of Interest.

7.	Miscellaneous Provisions.

(a)          The Borrower hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of Lender to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

(b)          This Note and each payment of principal and interest hereunder shall be paid when due without deduction or setoff of any kind or nature or for any costs whatsoever.

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(c)          The Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with Lender's collection of payments due from Borrower hereunder.

(d)          The Borrower agrees that Lender may from time to time extend the maturity of this Note or the time any payment is due under this Note and may accept further security or release security for the payment of this Note, without in any way affecting any obligations of the Borrower to Lender.

IN WITNESS WHEREOF, the Borrower has executed this Note to be effective as of the day and year first-above written.

BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation

By:	/s/ Dennis Genty
Dennis Genty, Chief Financial Officer

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